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                                                                   EXHIBIT 99.11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our name (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 37 and Amendment No. 39 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 22, 1997